ASSIGNMENT, ASSUMPTION & CONSENT AGREEMENT
OF
ZINC CONCENTRATE DELIVERIES

AMENDMENT No. 1

THIS AMENDMENT OF ASSIGNMENT, ASSUMPTION & CONSENT AGREEMENT (this "Amendment No.1 to the Assignment Agreement") made July 14th , 2022 (the "Effective Date").

AMONG:

Dowa Metals & Mining Co., Ltd.
14-1, Sotokanda, 4-Chome
Chiyoda-ku, Tokyo 101-0021
JAPAN

("Dowa")

AND:
Operaciones San Jose de Plata S. de R.L. de C.V.
Av. Valle Escondido 5500 int 404
Complejo Industrial El Saucito
Chihuahua, Chihuahua
CP. 31125

("Assignor")

AND:
Ocean Partners USA, Inc.
43 Danbury Road
Wilton, CT, USA
06897
(**"Assignee"**)

WHEREAS, the Parties entered into a **ASSIGNMENT, ASSUMPTION & CONSENT AGREEMENT dated July 15, 2019** (the "**Assignment Agreement**");

WHEREAS, the Assignor and the Assignee entered into a Zinc Offtake Agreement on July 15, 2019 (the "**Agreement**");

WHEREAS, the Assignor and the Assignee agreed to the purchase and sale of [redacted] wmt of zinc concentrate under the Agreement;

WHEREAS, the Agreement had a term ending on June 30, 2022 ("Term")

WHEREAS, during the Term, the Parties respectively only bought and sold [redacted] wmt of the agreed amount, leaving a shortfall of [redacted] wmt. ("Shortfall")

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **INTERPRETATION**. Any capitalized terms not otherwise defined herein shall have the meaning set forth for such term in the Assignment Agreement.

2. AMENDMENT

The Parties agree to amend Subsection B of the "Witnesses that Whereas" Section of the Assignment Agreement in its entirety to read as follows:

"WITNESSES THAT WHEREAS:

A. ....

B. *The Assignor has requested that Dowa consents to the assignment of deliveries under the Agreement to the Assignee, namely contractual deliveries representing the 2019 until the Shortfall has been delivered , which is expected to occur by March 30, 2023 (the "Assigned Deliveries");*

C. ......".

3.- **NO OTHER CHANGE**. Except for the changes contemplated in this Amendment No. 1 to the Assignment Agreement, the terms of the Assignment Agreement remain in full force and effect.

4.- **GOVERNING LAW**. This Amendment No 1 to the Assignment Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, USA.

IN WITNESS WHEREOF this Amendment No. 1 to the Assignment Agreement has been executed by the parties hereto as of the Effective Date.

Dowa Metals & Mining Co., Ltd.
by its authorized signatory:

Per:____________________

Operaciones San Jose de Plata S. de R.L. de C.V., by its authorized signatory:

Per:____________________

Ocean Partners USA, Inc., by its authorized signatory:

Per:____________________

Brent Omland / Al Paterson

CERRO LOS GATOS ZINC CONCENTRATE LOGISTICS CONTRACT AMENDMENT NO.1

This zinc concentrate logistics contract Amendment ("Amendment no. 1"), is effective as of July 14, 2022, between Operaciones San Jose de Plata S. de R.L. de C.V., ("OSJ"), a joint venture between Gatos Silver, Inc. (f/k/a Sunshine Silver Mining and Refining Corporation, and Dowa Metals & Mining Co., Ltd., Tokyo, Japan ("Dowa"), a Mexican corporation, having its principal place of business at .Av. Valle Escondido #5500 Int. 404, Complejo Industrial "El Saucito", Chihuahua 31125, Chihuahua.

and

MK METAL TRADING MEXICO S.A. DE C.V having an office at Av. Ejército Nacional Mexicano No. 769, Torre B Piso 3 Oficina L02, Col. Granada, CP 11520, Ciudad de México and its contractors (collectively "MK").

WHEREAS, the parties entered into a Zinc Concentrate Logistics Contract (the "Contract") on July 15, 2019;

WHEREAS, the Contract provided for logistics of zinc concentrate for a total amount of 135,000 wmt;

WHEREAS, the Contract had a term ending on June 30, 2022 ("Term")

WHEREAS, during the Term, only [redacted] wmt were delivered and warehoused leaving a shortfall of [redacted] wmt. ("Shortfall")

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **INTERPRETATION**. Any capitalized terms not otherwise defined herein shall have the meaning set forth for such term in the Contract.

2. AMENDMENT

The Parties agree to amend the following Sections of the Contract in its entirety to read as follows:

" 2. TERM OF THE CONTRACT:

The Contract shall begin July 15, 2019 and shall end on March 30, 2023".

"3. CARGO:

The Shortfall shall be delivered as follows::

jul-22 [redacted]*wmt*

ago-22	[redacted]wmt
sep-22	[redacted]wmt
oct-22	[redacted]wmt
nov-22	[redacted]wmt
dic-22	[redacted]wmt
ene-23	[redacted] wmt
feb-23	[redacted] wmt
mar-23	[redacted] wmt

8. SERVICE FEE:

(a) For each delivery and shipment of the Concentrate, OSJ shall pay MK for ALL services and operations necessary (services that are "if necessary" are in bold below and will be agreed with OSJ before they are performed) to safely and properly receive the Zinc concentrates at TMC and ship to Akita port in Japan.

Each delivery to warehouse shall be received at Warehouse in minimum 500 wet metric tonne lots and each ocean freight shipment is assumed to be on a minimum basis of 5,000 wet metric tonnes. The material will be stored in 1 pile until the expected shipment tonnage is reached. If deliveries or ocean freight shipments are less than 500 wmt or 5000 wmt respectively, certain fees will need to be adjusted pro-rata.

Payment for services a) to k) shall be made to MK within 10 days from the date of Ocean Bill of Lading of each shipment following presentation of an invoice by MK. Payment l) shall be made 5 days before the estimated date of loading following presentation of an invoice by MK. Payment m) and any additional invoices shall be made within 5 days of presentation of an invoice by MK to OSJ.

The following services to be provided, including but not limited to:

(a) Reception and weighing of the Concentrate from the Mine	*[redacted]/wmt**
(b) Nomination of a Supervision Company at Manzanillo	*[redacted]/wmt**
(c) Concentrate Storage for each 30 day period or part thereof (includes Arrangement of FMP/TML Test)	*[redacted]/wmt*
*(d) Drying of Concentrate, **(if necessary)***	*[redacted]/wmt*
(e) Truck Loading & Tarpaulin Covering to Loading Dock	*[redacted]/wmt*
(f) Customs Clearance	*At cost per shipment*
(g) Loading Concentrate on Board a Carrying Vessel	*[redacted]/wmt*
(h) Assays	*[redacted]/wmt**
*(i) Homogenization **(if necessary)***	*[redacted]/wmt*
(j) Material pressing and flattening to dissolve lumps	*[redacted]/wmt*
(k) Insurance	*[redacted]/wmt*
(l)Management Fee	*[redacted]/wmt*
(m) Ocean Freight	*At cost per shipment*
*(n) Arrival costs **(Despatch etc. if necessary)***	*At cost per shipment*

** Based on minimum 500 wmt lot deliveries. If < 500 wmt lots, costs will need to be prorated.*

*** Based on minimum 5000 wmt shipments. If < 5000 wmt shipments, costs will need to be prorated.*

Costs a) to j) are based on MK's 2022 local contracts with service providers and all service provider costs are negotiated on a yearly basis and to be renegotiated each year. MK will negotiate the rates every year, leveraging on the history, relationship and MK's own volume of businesses with providers to secure competitive rates for OSJ Any Mexican value added taxes shall be added to the invoices.

Cost k), the management fee of US$[redacted] per wmt is for coordination of all the logistics and the services enlisted above included in clause 8 a) line m). The management fee shall remain US$[redacted] per wmt throughout the Term of the Contract.

14. FORCE MAJEURE:

(a) If performance or observance by a party (the "Affected Party") of all or any of its obligation under this Contract, other than obligations for payment of money, is prevented, hindered or delayed by Force Majeure, as defined in Section 14(b) below, then the Affected Party is excused from performance or observance of those obligations to the extent and for the period that performance or observance is prevented, hindered or delayed by Force Majeure, and the other party is excused from the performance of obligations dependent thereon and the parties are not liable to each other for damages or otherwise to the extent that performance or observance of the obligations is excused under this Section 14(a). The Affected Party must give notice to the other party declaring the event of Force Majeure and, so far as known at the time notice is given, its anticipated effect, on each case promptly after the event or circumstance occurs and becomes known to the Affected Party. The Affected Party shall keep the other party informed regularly of any material changes in anticipated effect of Force Majeure previously declared by the Affected Party, and when known to the Affected Party.

(b) "Force Majeure" means any cause beyond the reasonable control of a party, that prevents or interferes with the performance under this Contract, including but not limited to any action, regulation or guidance of any government or agency thereof, whether valid or invalid (including any imposition, act of God, war whether declared or not, fire, explosion, environmental limitation, pandemic, flood or other natural disasters. Strike, lockout or other labor or industrial disturbances, loss or damage to the plant, machinery caused by accident, power, or fuel shortage, civil disturbance or commotion, riot or armed conflict, rationing, allocation or inability to produce adequate supplies, delays in obtaining labor, transportation, energy, utilities, materials or supplies from normal sources, or other action or inaction caused by a person not party, or affiliate of a party to this Contract, but excluding lack of money and credit.

(c) If Force Majeure lasts for less than 60 consecutive days, then MK or OSJ respectively resumes its obligations under this Contract.

(d) If such Force Majeure continues for more than 60 consecutive days, then the party to whom notice of Force Majeure has been given may decline in full or in part to perform its obligations as a result of Force Majeure.

(e) The Affected Party giving notice of Force Majeure must give notice to the other party of the termination of the Force Majeure or suspension promptly after termination occurs,

and the party shall resume as promptly thereafter as is practicable the performance and observance of their obligations under this Contract.

3.- **NO OTHER CHANGE**. Except for the changes contemplated in this Amendment No. 1, the terms of the Contract remain in full force and effect.

4.- **ARBITRATION.**

(a) All disputes arising out of or in connection with this Contract, or in respect of any defined legal relationship associated therewith or derived therefrom, including without limitation any failure of the parties or to agree upon any matter where agreement is called for under this Contract, shall be referred to and finally resolved by arbitration under the rules of Conciliation and Arbitration of the International Chamber of Commerce, Paris, France. The place of arbitration shall be Denver, Colorado, U.S.A. if such arbitration is called by OSJ, and Vancouver, B.C., Canada if such arbitration is called by MK. The arbitrator(s) will be persons qualified by experience and skill in the subject matter of the disputes. The language of the arbitration shall be the English language.

(b) Any arbitral award made shall be final and binding upon OSJ and MK. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement as the case may be.

IN WITNESS WHEREOF the parties have executed this Amendment as of the day and year first above written.

OPERACIONES SAN JOSE DE PLATA S. DE R.L. DE C.V.	MK METAL TRADING S.A.DE CV.
by:	by:
	FRANCISCO ESPINOSA - TRADER

OPUSA CONTRACT REFERENCE: OPUS.ZP.70634 - **Amendment 1**

This Amendment ("**Amendment No. 1**") to the Zinc Offtake Agreement, is effective as of July 14, 2022, between:

OCEAN PARTNERS USA, INC.
43 Danbury Road
Wilton, CT, USA, 06897
(hereinafter called "Buyer")

and

OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V.
Av. Valle Escondido #5500 Int. 404
Complejo Industrial "El Saucito"
Chihuahua 31125, Chihuahua.
(hereinafter called "Seller")

WHEREAS, the parties entered into a Zinc Offtake Agreement on July 15, 2019 (the "**Agreement**");

WHEREAS, the Parties agreed to the purchase and sale of [redacted] wmt of zinc concentrate under the Agreement;

WHEREAS, the Agreement had a term ending on June 30, 2022 ("Term")

WHEREAS, during the Term, the Parties respectively only bought and sold [redacted] wmt of the agreed amount leaving a shortfall of [redacted] wmt. ("Shortfall")

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. **INTERPRETATION**. Any capitalized terms not otherwise defined herein shall have the meaning set forth for such term in the Agreement.

2. AMENDMENT

The Parties agree to amend the following Sections of the Agreement in its entirety to read as follows:

" 4. DURATION / NEGOTIATION

(a) This Agreement shall be effective from the date hereof and shall remain in full force and effect until the Shortfall is respectively sold and purchased by the Parties in accordance with this Agreement, which is expected to occur by March 30, 2023.

(b) Commercial terms, as provided in Clauses 9, 10, 11 and 12, shall be annually negotiated in good faith and agreed between Dowa and Seller (with copy to Buyer) taking into consideration the prevailing world markets, including 1) Bench Mark Terms as published by the Metal Bulletin of London and 2) the prevailing international terms and conditions governing delivery of zinc Concentrate to Japan, for zinc concentrates, for the period in which Concentrate shipments are scheduled, or such other time as may be agreed; provided, however, for 2019 commercial terms are set forth in Appendix A attached hereto, and provided that the intent of this paragraph (c) is to apply solely to renegotiation of commercial terms, and not legal terms under this Agreement, and neither party shall be liable to the other if they are unable to agree on any revisions to the commercial terms currently in effect.

(c) Notwithstanding the foregoing, Dowa and/or Seller (with copy to Buyer) may request additional commercial terms beyond those in Clauses 9, 10, 11 and 12 for negotiation, if such new additional commercial terms are justified as competitive International and/or Japanese market conditions for zinc concentrate with volumes, specifications and other terms and conditions similar to those in this Agreement. The Buyer and Seller must negotiate and agree such additional commercial terms.

7. TITLE AND RISK

Title deed to, and risk to the Concentrates shall pass from Seller to Buyer upon Seller's delivery in the warehouse set forth in Section 5 ("Shipment") of this Agreement. Delivery shall be final when the Concentrates are unloaded in the above references warehouse.

3.- **NO OTHER CHANGE**. Except for the changes contemplated in this Amendment No. 1, the terms of the Agreement remain in full force and effect.

4.- **ARBITRATION.**

Any disputes, controversy or claim arising out of, or in connection with this Agreement or the breach, termination or validity thereof, which cannot be amicably resolved by the parties within 60 calendar days after receipt by one party of written notice from the other party, such a controversy or claim shall be settled by final and binding arbitration conducted in the English language in New York in accordance with the Rules of Concentration and Arbitration of the International Chamber of Commerce by three arbitrators appointed one by Seller, one by Buyer and the third by the first two arbitrators.

If either or both Seller or Buyer fails to appoint an arbitrator within 60 calendar days after receiving notice of the commencement or arbitration proceedings, or if the two arbitrators within 14 calendar days after they have been chosen failed to appoint the third arbitrator,

the International Court of Arbitration of the International Chamber of Commerce shall, upon request of either or both of Buyer and Seller, appoint the arbitrator or arbitrators required to complete the arbitral tribunal.

The parties agree that the Arbitration Award of the arbitral tribunal shall be:

(i) conclusive, final and binding upon the parties; and
(ii) the sole and exclusive remedy between the parties regarding any and all claims and counterclaims presented to the arbitral tribunal.

All notices to be given in connection with the arbitration shall be as provided in Clause 23 of this Agreement.

The Arbitration Award shall be made and shall be payable in US$ only. The Arbitration Award shall also include the fixing of the expense of the arbitration and the assessment of the same, as is appropriate in the parties hereto. Each party shall otherwise bear its cost of its respective legal fees, witnesses, depositions and other out-of-pocket expenses incurred in the course of arbitration.

In the event either party to this Agreement commences legal proceedings to enforce the Arbitration Award, the expense of such litigation (including reasonable attorney's fees and costs of court) shall be borne by the party not prevailing therein.

IN WITNESS WHEREOF the parties have executed this Amendment as of the day and year first above written.

OPERACIONES SAN JOSE DE PLATA S. DE R.L. DE C.V.

by:

MK METAL TRADING S.A.DE CV.

by:

FRANCISCO ESPINOSA - TRADER